UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2012

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)      On June 4, 2012, Dex One Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below one of the NYSE's continued listing standards.  Rule 802.01C of the NYSE Listed Company Manual requires that the average closing price of the Company’s common stock over a consecutive 30 trading-day period equal or exceed $1.00 per share.

Under applicable NYSE rules, the Company has 10 business days from receipt of the notice to inform the NYSE that it intends to cure the deficiency and until its next annual meeting of stockholders in May 2013 to bring its share price and average share price back above $1.00.  The Company notified the NYSE that it intends to cure the deficiency within the prescribed timeframe.

As required under NYSE rules, the Company issued a Press Release on June 8, 2012, announcing that it had received the notice of non-compliance and that the Company intends to cure the deficiency within the prescribed timeframe.  A copy of this press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued June 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

	By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and
Chief Administrative Officer
Date: June 8, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 8, 2012